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                              ACQUISITION AGREEMENT


                                      AMONG

                                  ALLOY, INC.,

                            DODGER ACQUISITION CORP.

                                       AND

                                  DELIA*S CORP.





                            DATED AS OF JULY 30, 2003
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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I  THE MERGER..........................................................1
   SECTION 1.01.         THE MERGER............................................2
   SECTION 1.02.         CLOSING...............................................2
   SECTION 1.03.         EFFECTIVE TIME........................................2
   SECTION 1.04.         EFFECTS OF THE MERGER.................................2
   SECTION 1.05.         CERTIFICATE OF INCORPORATION AND BY-LAWS..............3
   SECTION 1.06.         DIRECTORS.............................................3
   SECTION 1.07.         OFFICERS..............................................3
ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.................4
   SECTION 2.01.         MERGER CONSIDERATION; CONVERSION AND
                         ANCELLATION OF SECURITIES.............................4
   SECTION 2.02.         STOCK SPLITS, ETC.....................................6
   SECTION 2.03          EXCHANGE OF CERTIFICATES..............................6
ARTICLE III  REPRESENTATIONS AND WARRANTIES....................................8
   SECTION 3.01.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........8
   SECTION 3.02.         REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.....26
ARTICLE IV  COVENANTS RELATING TO CONDUCT OF BUSINESS.........................28
   SECTION 4.01.         CONDUCT OF BUSINESS..................................28
   SECTION 4.02.         CONDUCT OF BUSINESS BY PARENT........................33
   SECTION 4.03.         NO SOLICITATION......................................34
ARTICLE V  ADDITIONAL AGREEMENTS..............................................37
   SECTION 5.01.         PREPARATION OF THE FORM S-4 AND THE PROXY
                         STATEMENT/PROSPECTUS; STOCKHOLDERS MEETING...........37
   SECTION 5.03.         LETTERS OF PARENT'S ACCOUNTANTS......................38
   SECTION 5.04.         ACCESS TO INFORMATION; CONFIDENTIALITY...............38
   SECTION 5.05.         COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION........41
   SECTION 5.06.         COMPANY STOCK OPTIONS................................42
   SECTION 5.07.         INDEMNIFICATION, EXCULPATION AND INSURANCE...........43
   SECTION 5.08.         FEES AND EXPENSES....................................45
   SECTION 5.09.         INFORMATION SUPPLIED.................................46
   SECTION 5.10.         EMPLOYEE BENEFIT MATTERS.............................46
   SECTION 5.11.         PUBLIC ANNOUNCEMENTS.................................47
   SECTION 5.13.         NASDAQ LISTING.......................................47
   SECTION 5.14.         REGULATORY FILINGS; REASONABLE EFFORTS...............47
   SECTION 5.15.         RIGHTS AGREEMENT.....................................47
   SECTION 5.16.         TRANSFER TAXES.......................................47
   SECTION 5.17.         VOTING AGREEMENT.....................................48
   SECTION 5.18.         VOTING AGREEMENT.....................................48
ARTICLE VI  CONDITIONS PRECEDENT..............................................48
   SECTION 6.01.         CONDITIONS TO EACH PARTY'S OBLIGATION TO
                         EFFECT THE MERGER....................................48
   SECTION 6.02.         CONDITIONS TO OBLIGATIONS OF PARENT AND SUB..........49
   SECTION 6.03.         CONDITIONS TO OBLIGATION OF THE COMPANY..............51
ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER................................52
   SECTION 7.01.         TERMINATION..........................................52
   SECTION 7.02.         EFFECT OF TERMINATION................................53
   SECTION 7.03.         AMENDMENT............................................53
   SECTION 7.04.         EXTENSION; WAIVER....................................53
ARTICLE VIII  GENERAL PROVISIONS..............................................54
   SECTION 8.01.         NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES........54
   SECTION 8.02.         NOTICES..............................................54
   SECTION 8.03.         DEFINITIONS..........................................55

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   SECTION 8.04.         INTERPRETATION.......................................56
   SECTION 8.05.         COUNTERPARTS.........................................56
   SECTION 8.06.         ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.......56
   SECTION 8.07.         GOVERNING LAW........................................56
   SECTION 8.08.         ASSIGNMENT...........................................56
   SECTION 8.09.         CONSENT TO JURISDICTION..............................57
   SECTION 8.10.         WAIVER OF JURY TRIAL.................................57
   SECTION 8.11.         ENFORCEMENT..........................................57
   SECTION 8.12.         FEES AND EXPENSES....................................57


Annex A - Form of Support Agreement
Annex B - Conditions to Offer
Annex C - Forms of Termination Agreement
Annex D - Forms of Consulting/Employment Agreement
Annex E - [Omitted]
Annex F - Form of Restated Bylaws
Annex G - Form of Restated Certificate of Incorporation of the Surviving
          Corporation
Annex H - Forms of Confidentiality Agreement
Annex I - Forms of Mutual Release

                              ACQUISITION AGREEMENT


         ACQUISITION AGREEMENT dated as of July 30, 2003, by and among ALLOY, INC., a Delaware corporation ("PARENT"), DODGER ACQUISITION CORP., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("SUB"), and DELIA*S CORP., a Delaware corporation (the "COMPANY").

         WHEREAS the Board of Directors of each of the Company and Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement (such transactions being referred to hereinafter as the "MERGER");

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, certain holders of Class A Common Stock, par value $0.01 per share (the "COMPANY COMMON STOCK"), of the Company have each entered into a Tender and Stockholder Support Agreement in the form attached hereto as Annex A (the "SUPPORT AGREEMENT") dated as of the date hereof pursuant to which such holders have agreed to vote their shares of Company Common Stock in the manner set forth therein; and

         WHEREAS   Parent,   Sub  and   the   Company   wish  to  make   certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW,   THEREFORE,   in   consideration   of  the   foregoing   and  the
representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

         SECTION 1.01. THE OFFER. As promptly as practicable, but in no event later than August 6, 2003, Sub shall commence an offer to purchase for cash (the "OFFER") all of the Company's issued and outstanding shares of Company Common Stock, at a price of $0.928 per share, net to the seller in cash, subject to the tender of not less than a majority of the Outstanding Shares (as defined below)(the "MINIMUM CONDITION"). The obligation of Sub to commence the Offer and to accept for payment and to pay for any shares tendered shall be subject to the additional conditions set forth in Annex B hereto. Sub shall not decrease the offer price or number of shares tendered for or increase the Minimum Condition without the prior written consent of the Company.

         SECTION 1.02. COMPANY ACTIONS. The Company consents to the Offer and represents that (a) its Board of Directors (at a meeting duly called and held) consents to the Offer and has resolved to recommend acceptance of the Offer and approval and adoption of this Agreement by its Stockholders (as defined in Section 8.03 below) and (b) Peter J. Solomon Company, L.P. has delivered to the Board of Directors of the Company its opinion that the consideration to be paid in the Offer and the Merger is fair to the holders of Company Common Stock. The Company agrees to file contemporaneously with the commencement of the Offer with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the "SCHEDULE 14D-9"), containing such recommendations. In connection with the Offer, the Company will promptly furnish Sub with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of Company Common Stock as of a recent date and shall furnish Sub with such information and assistance as Sub or its agents may reasonably request in communicating the Offer to the Stockholders of the Company.


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         SECTION 1.03. THE MERGER.  Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations, warranties, covenants and agreements set forth herein, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.05). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the
"SURVIVING CORPORATION") in the Merger and as a wholly-owned subsidiary of Parent and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

         SECTION 1.04. CLOSING. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "CLOSING") will take place at 11:00 a.m., New York time, on the second business day after the satisfaction or (to the extent permitted by Applicable Laws (as defined below)) waiver of the conditions set forth in Article VI (other than those that by their terms cannot be satisfied until the time of the Closing), at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, NY 10022, or at such other time, date or place agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by Applicable Laws) waived on such second business day, then the Closing will take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by Applicable Laws) waived. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE".

         SECTION 1.05. EFFECTIVE TIME. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the Closing and on the Closing Date, a certificate of merger (in any such case, the "CERTIFICATE OF MERGER") shall be duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such subsequent time or date as Parent and the Company shall specify in the Certificate of Merger. The time at which the Merger becomes effective in accordance with the foregoing is referred to in this Agreement as the "EFFECTIVE TIME".

         SECTION 1.06. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.




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         SECTION 1.07.  CERTIFICATE OF INCORPORATION AND BY-LAWS.

         (a) The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended in its entirety as provided in Annex G attached hereto and incorporated herein by reference, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Laws.

         (b) The By-laws of the Company as in effect immediately prior to the Effective Time shall be amended as provided in Annex H attached hereto and incorporated herein by reference, and, as so amended, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Laws.

         SECTION 1.08. DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.09. OFFICERS. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.10. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that consistent with the terms of this Agreement any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of either constituent corporation acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, then, subject to the terms and conditions of this Agreement, each such constituent corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of either constituent corporation to take any and all such action.

         SECTION 1.11.  BOARD OF DIRECTORS AND COMMITTEES; SECTION 14(F).

         (a) Promptly upon the purchase by Sub of Company Common Stock pursuant to the Offer and from time to time thereafter, Parent shall be entitled to designate up to such number of directors, rounded up to the next whole number on the board of directors of the Company (the "COMPANY BOARD") that equals the product of (i) the total number of directors on the Company Board (giving effect to the election of any additional directors pursuant to this Section 1.11) and
(ii) the percentage that the number of shares of Company Common Stock owned by Parent, Sub and their affiliates (including shares of Company Common Stock purchased pursuant to the Offer) bears to the total number of Outstanding Shares, and the Company shall upon request by Parent, subject to the provisions of Section 1.11(b), promptly either increase the size of the Company Board (and shall, if necessary, amend the Company's bylaws to permit such an increase) or use its best efforts to secure the resignation of such number of directors as is necessary to enable Parent's designees to be elected to the Company Board and shall cause Parent's designees to be so elected; provided, however, that at all times prior to the Effective Time, the Company Board shall include at least two members who are not designees of Parent. Promptly upon request by Parent, the Company will, subject to the provisions of Section 1.11(b), use its best efforts to cause persons designated by Parent to constitute the same percentage as the number of Parent's designees to the Company Board bears to the total number of directors on the Company Board on (i) each committee of the Company Board, (ii) each board of directors or similar governing body or bodies of each subsidiary of the Company designated by Parent, and (iii) each committee of each such board or body.

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

         (b) The Company's obligations to appoint Parent's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.11 and shall include in the Schedule 14D-9 or a separate Rule 14f-1 Statement provided to shareholders such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1. Parent or Sub will supply to the Company in writing and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                                   ARTICLE II


               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.01. MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES.

         (a) The per share consideration payable by Parent with respect to all outstanding shares of capital stock of the Company immediately prior to the Effective Time, including those shares deemed to be outstanding pursuant to the exercise of Company Stock Options (as defined below) as set forth in Section 5.06(a)(i) and those shares deemed to be outstanding pursuant to the exercise of the warrants as set forth in Section 2.01(b)(iv) (collectively, the "OUTSTANDING SHARES") shall be equal to $0.928 per share (the "PER SHARE AMOUNT").

         (b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any securities of the Company, Parent or
Sub:

                  (i) CAPITAL STOCK OF SUB. Each issued and outstanding share of common stock of Sub immediately prior to the Effective Time shall be automatically converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (ii) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is directly owned by the Company (as treasury stock), Parent or Sub immediately prior to the Effective Time, and each share of Class B common stock, par value $0.01 per share, of the Company (the "CLASS B COMMON"), outstanding immediately prior to the Effective Time, shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (iii) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.01(b)(ii) and Appraisal Shares), including all accrued and unpaid dividends thereon, shall be automatically converted into and become the right to receive the Per Share Amount. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to only the Per Share Amount, without interest.


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

                  (iv)  TREATMENT  OF  CONVERTIBLE  SECURITIES.  Other  than the
         Company  Stock  Options,  which  shall be  treated in  accordance  with
         Section 5.06, and the outstanding warrants to purchase up to 650,000 shares of Company Common Stock, each of which shall be amended to (i) permit the net-exercise thereof and (ii) provide that if not exercised prior to the Effective Time shall be cancelled (all of which shares shall be deemed outstanding for purposes of calculating the number of Outstanding Shares), all outstanding options (whether vested or unvested), warrants, rights, calls, commitments or agreements of any character to which the Company or any subsidiary is a party or by which it is bound, calling for the issuance of shares of capital stock of the Company, and all securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities (the "CONVERTIBLE SECURITIES") that, as of the Effective Time have not been exercised or converted, as applicable, shall be cancelled and shall no longer be exercisable, exchangeable or convertible, as applicable.

         (c) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares (the "APPRAISAL SHARES") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who otherwise complies in all respects with, the provisions of Section 262 of the DGCL ("SECTION 262") shall not be converted into the right to receive the Per Share Amount as provided in Section 2.01(b)(iii), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. Such holders of Appraisal Shares shall be entitled only to those rights granted under Section 262. At the Effective Time, all Appraisal Shares shall automatically be canceled and shall cease to exist or be outstanding, and each holder of certificates representing Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under
Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under
Section 262 shall cease to exist and such Appraisal Shares shall be treated as if they had been converted at the Effective Time into, and shall have become, the right to receive only the Per Share Amount as provided in Section 2.01(b)(iii). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and, subject to Applicable Laws, direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.


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         SECTION 2.02.  INTENTIONALLY OMITTED.

         SECTION 2.03.  EXCHANGE OF CERTIFICATES.

         (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company and having at least $50,000,000.00 in capital, surplus and undivided profits, to act as paying agent (the "PAYING AGENT") for the payment of the Merger Consideration (as defined below) and shall deposit, or cause the Surviving Corporation to deposit, in trust with the Paying Agent, on a timely basis, as and when needed after the Effective Time, cash necessary to pay the Per Share Amount for the Outstanding Shares (such cash being hereinafter referred to as the "EXCHANGE FUND").

         (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of an outstanding certificate or outstanding certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Per Share Amount or any higher price paid for any share of Company Common Stock pursuant to the Offer (the "MERGER CONSIDERATION") with respect thereto pursuant to Section 2.01, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect thereto. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash, and the Certificate so surrendered shall forthwith be canceled. Upon a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the proper amount of cash may be issued and paid as described in the previous sentence in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the payment of cash to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.03(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II. No interest shall be paid or shall accrue on any cash payable upon surrender of any Certificate.

         (c) INTENTIONALLY OMITTED.


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

         (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by Applicable Law.

         (e) INTENTIONALLY OMITTED.

         (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and, subject to Section 2.03(g), Parent shall remain liable for, payment of their claim for Merger Consideration.

         (g) NO LIABILITY. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration in respect thereof shall, to the extent permitted by Applicable Laws, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (h) INVESTMENT OF EXCHANGE FUND. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided, however, that such investments shall be solely in (i) obligations of or guaranteed by the United States of America and backed by the full faith and credit of the Unites States of America or (ii) commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. All interest or other income resulting from such investments shall be paid to Parent.

         (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed together with an indemnity reasonably acceptable to Parent and, if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration.

         (j) WITHHOLDING RIGHTS. Parent, Sub or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as Parent, Sub or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code (as defined below), or any other provision of domestic or foreign (whether national, federal, state, provincial, local or otherwise) tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, Sub or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made by Parent, Sub or the Paying Agent.

         (k) TERMINATION PRIOR TO EFFECTIVE TIME. In the event this Agreement is terminated without the occurrence of the Effective Time, Parent shall, or shall cause the Paying Agent to, return promptly any Certificates theretofore submitted or delivered to the Paying Agent, without charge to the person who submitted such Certificates.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the disclosure schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates, provided that any fact, item, contract, agreement, document or instrument listed or described, and any information disclosed, in any section thereof shall be deemed listed, described and disclosed in all other applicable sections even though not expressly set forth in such other section(s), provided that the Company shall use its reasonable best efforts to number all exceptions noted in the attached sections to correspond to the applicable section of this Agreement to which such exception refers) delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Sub as follows:

         (a)  ORGANIZATION,  STANDING  AND POWER.  Each of the  Company  and its
subsidiaries (as defined in Section 8.03) (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate, company or partnership power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than (except in the case of clause (i) above with respect to the Company) where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a material adverse effect (as defined in Section 8.03) on the Company. The Company has made available to Parent true and complete copies of its Second Restated Certificate of Incorporation (as amended, the "CERTIFICATE OF INCORPORATION") and Amended and Restated By-laws (the "BY-LAWS") and the certificate of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent and its representatives true and complete copies of the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company held since incorporation of the Company. Neither the Company nor any subsidiary has maintained minutes of any meetings of the stockholders or boards of directors or other governing body of any subsidiary of the Company.

         (b) SUBSIDIARIES. Section 3.01(b) of the Company Disclosure Schedule lists each subsidiary of the Company. All the outstanding shares of capital stock or other equity or voting interests of each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person.

         (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 12,500,000 shares of Class B Common and 1,000,000 shares of preferred stock, par value $0.01 per share (the "COMPANY PREFERRED STOCK"). As of the close of business on July 25, 2003, (i) 53,308,710 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, none of which were held by any subsidiary of the Company, (ii) 1,685,580 shares of Company Common Stock and 11,425,000 shares of Class B Common Stock were held by the Company in its treasury, (iii) 415,925 shares of Company Common Stock were subject to outstanding Company Stock Options (as defined below) under the Amended and Restated 1996 Stock Incentive Plan of Daisy, Inc. (the "1996 PLAN"), 301,429 shares of Company Common Stock were subject to outstanding Company Stock Options under the 1998 Stock Incentive Plan of Daisy, Inc. (the "1998 PLAN"), and 4,500,000 shares of Company Common Stock were reserved for issuance pursuant to the iTurf Inc. (renamed Daisy Corp.) 1999 Amended and Restated Stock Incentive Plan (the "1999 PLAN") (of which 2,595,818 shares were subject to outstanding Company Stock Options issued under the 1999
Plan) (such plans, collectively, the "COMPANY STOCK PLANS"); (iv) 3,313,172 shares were subject to outstanding Company Stock Options (as defined below); (v) no shares of Company Common Stock and 750,000 shares of Company Preferred Stock were reserved for issuance upon the exercise of the rights (the "RIGHTS") distributed to the holders of Company Common Stock and Class B Common pursuant to the Rights Agreement dated as of January 12, 2001, between the Company and The Bank of New York, as rights agent (the "RIGHTS AGREEMENT"), (vi) no shares of Company Preferred Stock were issued and outstanding or were held by the Company in its treasury, and (vii) 650,000 shares of Company Common Stock were reserved for issuance upon the exercise of presently outstanding warrants.
Section  3.01(c)  of the  Company  Disclosure  Schedule  sets  forth a true  and complete list, as of the close of business on July 25, 2003, of (i) all outstanding options to purchase Company Common Stock (collectively, the "COMPANY STOCK OPTIONS") granted under the Company Stock Plans, (ii) all restricted stock awards granted under the Company Stock Plans (the "RESTRICTED STOCK AWARDS") and
(iii) all other rights, if any, to purchase or receive Company Common Stock granted under the Company Stock Plans, together, in each case, with the number of shares of Company Common Stock subject to each such Company Stock Option, Restricted Stock Award or other purchase right, the grant dates and exercise prices and vesting schedule of each such Company Stock Option, Restricted Stock Award or other purchase right and the names of the holder thereof and the particular Company Stock Plan pursuant to which such Company Stock Option, Restricted Stock Award or other purchase right was granted or issued. Other than the Company Stock Options issued pursuant to the Company Stock Plans, the Restricted Stock Awards issued pursuant to the Company Stock Plans and the outstanding warrants to purchase 650,000 shares of Company Common Stock, there are no outstanding rights of any person to receive Company Common Stock, whether on a deferred basis or otherwise. There are no outstanding stock appreciation rights or other rights that are in any way linked to the price of Company Common Stock that were not granted in tandem with a related Company Stock Option. As of the close of business on July 25, 2003, there were outstanding Company Stock Options to purchase 882,728 shares of Company Common Stock with exercise prices on a per share basis lower than the Per Share Amount. Except as set forth above, as of the close of business on July 25, 2003, no shares of capital stock of, or other equity or voting interests in, the Company, or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. Except as set forth in Section 3.01(c) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock and all outstanding Company Stock Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts (as defined in Section 3.01(d)). For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.01(d)).

         During the period from July 25,  2003,  to the date of this  Agreement,
(x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options or rights under the Company Stock Plans outstanding on such date as required by their terms as in effect on the date of this Agreement and (y) there have been no issuances by the Company or any of its subsidiaries of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company, other than for rights that may have arisen under the Company Stock Plans. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans and the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries, and no securities or other instruments or obligations of the Company or any of its subsidiaries, the value of which is in any way based upon or derived from any capital or voting stock of the Company or having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth on Section 3.01(d) of the Company Disclosure Schedule, there are no Contracts of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, deliver, sell or enter into any such shares, securities, equity or voting interests or Contracts. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries. To the knowledge of the Company as of the date of this Agreement, except as set forth in Section 3.01(c) of the Company Disclosure Schedule, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of the Company or any of its subsidiaries.

         As of July 25, 2003, (i) the only outstanding indebtedness for borrowed money of the Company and its subsidiaries in each case in excess of $50,000 is set forth on Section 3.01(c) of the Company Disclosure Schedule and (ii) except as set forth on Schedule 3.01(c) of the Company Disclosure Schedule, there are no guarantees by the Company or any of its subsidiaries of indebtedness of third parties for borrowed money. The amounts shown as outstanding on Section 3.01(c) of the Company Disclosure Schedule for each borrowing facility has not increased or decreased, other than in the ordinary course of business, and the Company has not entered into any new borrowing facilities since July 25, 2003. All such indebtedness is prepayable in full in accordance with their terms and without any penalty or premium in connection therewith.

         (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of the consummation of the Merger, to obtaining the Stockholder Approval (as defined in Section 3.01(r)). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of the consummation of the Merger, to obtaining the Stockholder Approval and to the filing and recordation of the Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, (ii) principles of equity which may limit the availability of remedies (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger, the Support Agreement and the other transactions contemplated hereby and thereby, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, and (iii) declaring that this Agreement is fair to the Company's stockholders. Except as set forth on Schedule 3.01(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of the Company or the certificate of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, obligation, binding arrangement, binding understanding, binding undertaking, permit, franchise or license, whether oral or written (each, including all amendments thereto, a "CONTRACT"), to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, results, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational (each, a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") or any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing with the Securities and Exchange Commission (the "SEC") of all documents related to the Offer and the Merger required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of The Nasdaq Stock Market Inc. ("NASDAQ"), or (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

         (e) SEC DOCUMENTS. The Company (including its predecessors) has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company since February 1, 2001 (together with all information incorporated therein by reference, the "COMPANY SEC DOCUMENTS"). No subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents at the time they were filed contained any untrue statement of a material-fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "COMPANY FILED SEC DOCUMENTS") (including the financial statements included therein) or in the Company Disclosure Schedule and except as arising hereunder, the Company and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities and obligations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

         (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since February 2, 2003, except (i) as set forth in the Company Filed SEC Documents, (ii) as otherwise publicly disclosed in press releases issued by the Company, (iii) as set forth in Section 3.01(f) of the Company Disclosure Schedule, or (iv) in the ordinary course of business consistent with past practice, there has not been, with respect to the Company or any of its subsidiaries (A) any material adverse change respecting the Company, (B) prior to the date of this Agreement, any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock [except for dividends by a wholly owned subsidiary of the Company to its parent,] (C) prior to the date of this Agreement, any purchase, redemption or other acquisition of any shares of capital stock or any other securities of the Company or any of its subsidiaries or any options, warrants, calls or rights to acquire such shares or other securities, (D) prior to the date of this Agreement, any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities of the Company or any of its subsidiaries, (E) (1) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee or consultant of any increase in salary or bonus in an amount greater than or equal to $1,000.00, or any such granting of any type of salary or bonus in an amount greater than or equal to $1,000.00 to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit in effect as of February 2, 2003; provided, however, that no such increase in salary or bonus or any such granting of any type of salary or bonus shall have been in an amount less than $1,000.00 in order to avoid its disclosure on the Company Disclosure Schedules, or (2) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee or consultant of the right to receive any severance or termination pay, or increases therein,
(F) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company, (G) any material change in financial or tax accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in GAAP or Applicable Laws, (H) any material election with respect to taxes by the Company or any of its subsidiaries or any settlement or compromise of any material tax liability or refund or (I) any revaluation by the Company or any of its subsidiaries of any of the material assets of the Company or any of its subsidiaries.

         (g) LITIGATION. The Company Filed SEC Documents together with Section 3.01(g) of the Company Disclosure Schedule contain a true and complete list of all known claims, actions, investigations or proceedings in which the Company or any of its subsidiaries or affiliates is a party. Except as set forth in the Company Filed SEC Documents or the Company Disclosure Schedules, there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective assets before or by any Governmental Entity that, if adversely determined to the Company or its subsidiaries, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, nor is there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company.

         (h) CONTRACTS.

                  (i) Except for Contracts filed as exhibits to the Company Filed SEC Documents, there are no Contracts that are required to be filed as an exhibit to any Company SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. Except for Contracts filed in unredacted form as exhibits to the Company Filed SEC Documents and purchase orders entered into in the ordinary course of business, Section 3.01(h) of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement, and the Company has made available to Parent true and correct copies, of:

                      (A) all Contracts of the Company or any of its subsidiaries made in the ordinary course of business having an aggregate value, or involving payments by or to the Company, of more than $100,000;

                      (B)  all   Contracts   of  the   Company  or  any  of  its
              subsidiaries made outside the ordinary course of business;

                      (C) all  Contracts  to  which  the  Company  or any of its subsidiaries is a party, or that purport to be binding upon the Company, any of its subsidiaries or any of its affiliates, that contain a covenant restricting the ability of the Company or any of its subsidiaries (or which, following the consummation of the Merger, could restrict the ability of Parent or any of its subsidiaries, including the Company and its subsidiaries) to compete in any business or with any person or in any geographic area;

                      (D)  all   Contracts   of  the   Company  or  any  of  its
              subsidiaries with any affiliate of the Company (other than any of its subsidiaries);

                      (E) all  Contracts  to  which  the  Company  or any of its subsidiaries is party granting any license to any material property, asset or right;

                      (F) all confidentiality,  standstill or similar agreements to which the Company or any of its subsidiaries is a party;

                      (G) all joint venture, partnership or other similar agreements (including all amendments thereto); and

                      (H) except as set forth in Section 3.01(c), all loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures and other Contracts (collectively, "DEBT OBLIGATIONS") pursuant to which any indebtedness of the Company or any of its subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of its subsidiaries of any debt obligations of any other person (other than the Company or any of its subsidiaries) (except for such indebtedness or guarantees the aggregate principal amount of which does not exceed $100,000), including the respective aggregate principal amounts outstanding as of the date of this Agreement.

              None of the Company or any of its subsidiaries is in violation or breach of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, any Contract to which it is a party or any of its properties or assets is subject, and, to the knowledge of the Company or such subsidiary, no other party to any of its Contracts is in violation or breach of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, and there has occurred no event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any such Contract except, in each case, for violations, breaches, defaults, waivers or failures to enforce material rights or benefits that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

                  (ii) Each of the Contracts between the Company or any of its subsidiaries, on the one hand, and any affiliate of the Company (other than any of its subsidiaries), on the other hand, was entered into on an arm's length basis.

         (i) COMPLIANCE WITH LAWS.

                  (i) Except with respect to  Environmental  Laws (as defined in
         Section 3.01(1)(v)) and taxes (as defined in Section 3.01(n)(iv)), which are the subject of Sections 3.01(1) and 3.01(n), respectively, the Company and its subsidiaries and their relevant personnel and operations are and, since February 1, 2001, have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity ("APPLICABLE LAWS") applicable to their businesses or operations except for failures to be in compliance that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. None of the Company or any of its subsidiaries has received, since February 1, 2001, a notice or other written communication alleging or relating to a possible material violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations. The Company and its subsidiaries have in effect all material permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities (collectively, "PERMITS") necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, and there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Permit except for violations, defaults or events that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. There is no event which has occurred that, to the knowledge of the Company, could reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any material Permit.

                  (ii) Except as set forth in Section 3.01(i) of the Company Disclosure Schedule, the Company and each of its officers and directors have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act or the Exchange Act
         ("SARBANES-OXLEY") and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq. The Company has previously disclosed to Parent all of the information disclosed by the Company and certain of its officers to the Company's Board of Directors or any committee thereof pursuant to the certification requirements contained in Form 10-K and Form 10-Q under the Exchange Act. Except as set forth on Schedule 3.01 (i) of the Company Disclosure Schedule, from the period beginning January 1, 2000 through the enactment of Sarbanes-Oxley, neither the Company nor any of its Affiliates made, or forgave, any loans to any executive officer or director of the Company other than pursuant to terms and conditions relating thereto that were in effect prior to the enactment of Sarbanes-Oxley. Since the enactment of Sarbanes-Oxley, neither the Company nor any of its Affiliates has made any loans to any executive officer or director of the Company.

                   (iii) Each executive officer and director of the Company has complied with all Applicable Laws in connection with or relating to actions within the scope of the Company's business, except where the failure to comply would not have a material adverse effect on the Company. No executive officer or director of the Company is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any Governmental Entity that could reasonably be expected to have a material adverse effect on the Company, except as disclosed in the Company Filed SEC Documents.

         (j) ABSENCE OF CHANGES IN BENEFIT PLANS; EMPLOYMENT AGREEMENTS. Except as disclosed in the Company Filed SEC Documents or on the applicable section(s) of the Company Disclosure Schedule, and except in the ordinary course consistent with past practice or as required by Applicable Laws, since February 2, 2003, none of the Company or any of its subsidiaries has terminated, adopted, amended in any material respect or agreed to amend in any material respect any cash bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, cafeteria, paid time off, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other material perquisite, material fringe benefit, or other material plan, program, policy, or arrangement maintained, contributed to, or required to be maintained or contributed to by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "COMMONLY CONTROLLED ENTITY"), in each case providing benefits to any current or former directors, officers, employees or consultants of the Company or any of its subsidiaries (collectively, "COMPANY BENEFIT PLANS") or has made any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan (as defined in Section 3.01(m)) or any material change in the manner in which contributions to any Company Pension Plans are made or the basis on which such contributions are determined. Except as disclosed in the Company Filed SEC Documents, on the applicable section(s) of the Company Disclosure Schedule or as required by Applicable Laws, there exist no (i) employment (except employment at will), consulting, deferred compensation, severance, termination or indemnification agreements or arrangements providing for annual salary in excess of $100,000 between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand or (ii) agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, that provide material benefits which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement (all such agreements and arrangements described in clauses (i) and (ii), collectively, "COMPANY BENEFIT AGREEMENTS").

         (k) LABOR MATTERS. There are no collective bargaining agreements or other labor union contracts applicable to any employees of the Company or any of its subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or any of its subsidiaries, except where such dispute, strike, work stoppage or lockout individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

         (l) ENVIRONMENTAL MATTERS.

                  (i) PERMITS AND AUTHORIZATIONS. Each of the Company and its subsidiaries possesses all material Environmental Permits (as defined below) necessary to conduct its businesses and operations as now being conducted.

                  (ii) COMPLIANCE. Each of the Company and its subsidiaries is in compliance with all applicable Environmental Laws (as defined below) and all Environmental Permits except for failures to be in compliance that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. None of the Company or its subsidiaries has received any written communication from any Governmental Entity or other person that alleges that the Company or any of its subsidiaries has violated or is, or may be, liable under any Environmental Law.

                  (iii) ENVIRONMENTAL CLAIMS. There are no Environmental Claims (as defined below) pending or, to the knowledge of the Company, threatened (A) against the Company or any of its subsidiaries or (B) against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed, either contractually or by operation of law, and none of the Company or its subsidiaries has contractually retained or assumed any liabilities or obligations that could reasonably be expected to provide the basis for any material Environmental Claim.

                  (iv) RELEASES. There have been no Releases (as defined below) of any Hazardous Materials (as defined below) that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of its subsidiaries.

                  (v) DEFINITIONS.

                      (A) "Environmental Claims" means any and all actions, orders, decrees, suits, demands, directives, claims, liens, investigations, proceedings or notices of violation by any Governmental Entity or other person alleging potential responsibility or liability arising out of, based on or related to
              (x) the presence, Release or threatened Release of, or exposure to, any Hazardous Materials at any location or (y) circumstances forming the basis of any violation or alleged violation of any Environmental Law.

                      (B)   "Environmental   Laws"   means  all   laws,   rules,
              regulations, orders, decrees, common law, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity relating to pollution or protection of the environment or human health.

                      (C) "Environmental  Permits" means all permits,  licenses, registrations and other authorizations required under applicable Environmental Laws.

                      (D) "Hazardous Materials" means all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                      (E) "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment or within any building, structure, facility or fixture.

         (m) ERISA COMPLIANCE; EXCESS PARACHUTE PAYMENTS.

                  (i) Section 3.01(m) of the Company Disclosure Schedule contains a true, complete and correct list of all Company Benefit Plans, including each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as a "Company Pension Plan"), and "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and all material Company Benefit Agreements. The Company has made available or provided to Parent true, complete and correct copies of (A) each Company Benefit Plan and Company Benefit Agreement, (B) the three (3) most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required pursuant to Applicable Laws), (C) the most recent summary plan description of each Company Benefit Plan for which such summary plan description is required, (D) each trust agreement and group annuity contract relating to any Company Pension Plan and (E) the most recent Internal Revenue Service determination letter for each Company Pension Plan intended to be tax-qualified under Section 401(a) of the Code.

                  (ii) Each Company Benefit Plan has been administered in all material respects in accordance with its terms. The Company, its subsidiaries and each Company Benefit Plan are in compliance in all material respects with the applicable provisions of ERISA and the Code, and all other domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws. There is no pending or, to the knowledge of the Company, threatened, suit, claim (other than claims for benefits in the ordinary course of business), action, investigation or proceeding relating to Company Benefit Plans.

                  (iii) All Company Pension Plans intended to be qualified have received favorable determination letters from the Internal Revenue Service with respect to tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001, to the effect that such Company Pension Plans are qualified under Section 401(a) of the Code or has been established under prototype plan for which a determination letter from the Internal Revenue Services has been obtained by the plan sponsor and no such determination letter has been revoked nor, to the knowledge of the Company, has any such revocation been threatened, nor has any such Company Pension Plan been amended, nor, to the extent required, has there been a failure to amend, in each case since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or require security under Section 307 of ERISA.

                  (iv) No Company Benefit Plan is, or during the five (5) year period ending on the date hereof, has been, subject to Title IV or Section 302 of ERISA or Section 412 of the Code. To the knowledge of the Company, none of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries, any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, or any trusts created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction" (as such term is defined in Section 406 ERISA or Section 4975 of the Code) that could reasonably be expected to subject the Company, any of its subsidiaries or any officer of the Company or any of its subsidiaries to any material tax or penalty on prohibited transactions imposed by such Section 4975.

                  (v) With respect to each Company Benefit Plan that is an employee welfare benefit plan, (A) such Company Benefit Plan is not funded through a "welfare benefit fund" (as such term is defined in Section 419(e) of the Code) and (B) such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) complies in all material respects with applicable requirements of Section 4980B(f) of the Code and Part 6 of Title I of ERISA. Neither the Company nor any of its subsidiaries has any material obligation for retiree health or life benefits under any Company Benefit Plan or Company Benefit Agreement.

                  (vi) Except as disclosed on Section 3.01(m)(vi) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the obtaining of the Stockholder Approval nor the consummation of the merger will (A) entitle any current or former director, officer, employee or consultant of the Company or any of its subsidiaries to severance pay, (B) except pursuant to the Company Stock Plans which provide for Company Stock Options, accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (C) result in any material breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement.

                  (vii) Other than payments that may be made to the persons listed in Section 3.01(m)(vii) of the Company Disclosure Schedule, any amount or economic benefit that could reasonably be expected to be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement by the Company, the obtaining of the Stockholder Approval or the consummation of the Merger (including as a result of termination of employment on or following the Effective Time) by any current or former director, officer, employee or consultant of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan or Company Benefit Agreement or otherwise would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

                  (viii) The Company does not have material joint and several liability (actual or potential) under either ERISA or the Code with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) solely by reason of being treated as a single employer under Section 414 of the Code or
Section 4001(b) of ERISA, with any trade, business or entity other than the Company

         (n) TAXES.

                  (i) TAXES GENERALLY. Except as set forth on Schedule 3.01(n) of the Company Disclosure Schedule:

                           (A) Each of the Company and its subsidiaries has timely filed all material tax returns (as defined below in clause
              (iv)) required to be filed by it. Each of the Company and each of its subsidiaries has timely paid or caused to be timely paid all taxes shown as due on such tax returns and any other material amount of taxes with respect to the taxable periods covered by such tax returns and all material other taxes as are due, and the most recent financial statements contained in the Company Filed SEC Documents reflect a reserve that is adequate in the reasonable judgment of the Company, (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                      (B) No  material  tax return of the  Company or any of its subsidiaries is under audit or examination by any taxing authority, and no notice of such an audit or examination has been received by the Company or any of its subsidiaries. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any material amount of taxes due and owing by the Company or any of its subsidiaries. Each deficiency resulting from any completed audit or examination relating to any material amount of taxes by any taxing authority has been timely paid. The United States federal income tax returns of the Company and its subsidiaries have either been examined and settled with the Internal Revenue Service or closed by virtue of the expiration of the applicable statute of limitations for all years through January 29, 2000.

                      (C) With respect to the Company or any subsidiaries, there is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

                      (D) No Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes not yet due and Liens that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

                      (E) Neither the Company nor any of its  subsidiaries  will be required to include in a taxable period ending after the Effective Time any material taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Company Filed SEC Documents) in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of any other, domestic or foreign (whether national, federal, state, provincial, local or otherwise) tax laws, or for any other reason.

                      (F) The Company and its  subsidiaries  have  complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any other domestic or foreign (whether national, federal, state, provincial, local or otherwise) tax laws), except for such statutes, laws, ordinances, rules and regulations, the violation of which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under Applicable Laws, except for such amounts which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

                      (G) Neither the  Company  nor any  subsidiary  has entered into a Listed Transaction or a transaction that is the same as, or substantially similar to, a "Listed Transactions" for purposes of ss. 1.6011-4(b)(2) of the Income Tax Regulations and ss.ss. 301.6111-2(b)(2) and 301.6112-1(b)(2) of the Procedure and
              Administration Regulations.

                   (ii) None of the Company or any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355(e) of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (iii) The Company was not, at any time during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                  (iv) As used in this Agreement,  (A) "taxes" shall include (1)
         all forms of taxation, whenever created or imposed, and whether domestic or foreign, and whether imposed by a national, federal, state, provincial, local or other Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts, (2)
         liability for the payment of any amounts of the type described in clause (1) as a result of being a member of an affiliated, consolidated, combined or unitary group and (3) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify  any other  person with  respect to the payment of any amount described in clause (1) or (2) and (B) "tax returns" shall mean all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to taxes and any amended tax return.

         (o) TITLE TO PROPERTIES.

                  (i) The Company Disclosure Schedule contains (1) a true and complete listing and (2) a description that is true and complete in all material respects of all real property owned or leased by the Company and its subsidiaries. Each of the Company and its subsidiaries has good and marketable title to, or valid leasehold interests in, all of its properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. Except as set forth on Schedule 3.01 (o) of the Company Disclosure Schedule, all such properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

                  (ii) Each of the Company and its subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliances or failures to be in full force and effect that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases, except for failures to so enjoy possession that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

         (p) INTELLECTUAL PROPERTY.

                  (i) Section 3.01(p) of the Company Disclosure Schedule lists all material registered trademarks, tradenames, service marks, registered copyrights and applications therefor, patents and patent applications, if any, owned by or licensed to the Company or any of its subsidiaries as of the date of this Agreement. Each of the Company and its subsidiaries owns, or is validly licensed or otherwise has the right to use, in each case free and clear of any Liens, all Intellectual Property (as defined below in clause (iv)) used or necessary to carry on its business as now being conducted except for Intellectual Property the failure of which to own or have the right to use could not reasonably be expected to have a material adverse effect on the Company. The Company has made available to Parent true, complete and correct copies of all material license agreements relating to Intellectual Property to which the Company or any of its subsidiaries is a party as of the date of this Agreement.

                  (ii) To the Company's knowledge, none of the Company or any of its subsidiaries has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property or other proprietary information of any other person, except for any such infringement, misappropriation or other conflict that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. None of the Company or any of its subsidiaries has received any written material charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other conflict (including any claim that the Company or any of its subsidiaries must license or refrain from using any Intellectual Property or other proprietary information of any other person), or is party to or the subject of any pending or, to the knowledge of the Company, threatened, material suit, claim, action, investigation or proceeding before or by any Governmental Entity with respect to any such infringement, misappropriation or conflict, that has not been settled or otherwise fully resolved. To the Company's knowledge, no other person has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries, except for any such infringement, misappropriation or other conflict that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

                  (iii) Each of the Company and its subsidiaries has taken all reasonable and necessary steps to protect the Intellectual Property listed on Section 3.01(p) of the Company Disclosure Schedule and rights thereunder, and to the knowledge of the Company no such rights to any Intellectual Property listed on Section 3.01(p) of the Company Disclosure Schedule have been lost or are in jeopardy of being lost as a result of any act or omission by the Company or any of its subsidiaries.

                  (iv) As used in this Agreement,  "Intellectual Property" shall mean trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing.

         (q) STATE TAKEOVER STATUTES. Assuming the accuracy of the representations and warranties of Parent and Sub set forth in Section 3.02(j), the approval of this Agreement, the Merger and the Support Agreement by the Board of Directors of the Company referred to in Section 3.01(d) and the Recitals constitutes approval of the Merger for purposes of Section 203 of the DGCL and represents all of the action necessary to ensure that the restrictions on business combinations (as such term is defined therein) set forth in Section 203 of the DGCL do not and will not apply to the execution or delivery of this Agreement (including any amendments to this Agreement) or the Support Agreement or the consummation of the Merger and the other transactions contemplated hereby and by the Support Agreement. To the knowledge of the Company, no state takeover or other similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby or by the Support Agreement.

         (r) VOTING REQUIREMENTS. Assuming the accuracy of the representations and warranties of Parent and Sub set forth in Section 3.02(j), the affirmative vote at the Stockholders Meeting (as defined in Section 5.01(a)) or any adjournment or postponement thereof of the holders of a majority of the votes represented by all the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "STOCKHOLDER APPROVAL") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement or the Merger.

         (s) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Peter J. Solomon Company, L.P., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

         (t) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Peter J. Solomon Company, L.P., in customary form, to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the holders of the Company Common Stock is fair to the holders of the Company Common Stock from a financial point of view, a copy of which opinion will be delivered to Parent by the Company promptly after receipt by the Company.

         (u) RIGHTS  AGREEMENT.  The  Company has taken all action such that (i)
(A) no "Distribution Date" (as defined in the Rights Agreement) shall occur and neither Parent, Sub nor any of their Affiliates, individually or taken together, shall become an "Acquiring Person" (as defined in the Rights Agreement) and (B) the Rights Agreement and the Rights shall not apply to Parent, Sub or any of their Affiliates, individually or taken together, in the case of (A) or (B), solely as a result of the approval, execution and delivery of this Agreement and the Support Agreement, the announcement or consummation of the Merger, or the transactions contemplated hereby and thereby, or the announcement or consummation of the Merger, and (ii) all Rights issued under the Rights Agreement shall, immediately prior to the Effective Time, be cancelled, void and of no further force or effect.

         (v) CERTAIN BUSINESS PRACTICES. Neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment except for the foregoing matters that are not material in any respect to the Company.

         (w) COMPANY DATABASE. As soon as practicable following the date of this Agreement, the Company will deliver to Parent a letter representing and warranting (i) the number of unique (i.e., individuals not duplicated in the listing) customers of the Company and its subsidiaries who have purchased goods from the Company and its subsidiaries in the twelve (12) month period ended June 30, 2003, and (ii) the number of unique individuals who have requested catalogs or other information from the Company and its subsidiaries in the twelve (12) month period ended June 30, 2003, together in each instance with such customer's or individual's e-mail address and postal address, contained in the Company's customer databases used in the operation of the business of the Company and its subsidiaries (the "DATABASES"). The Company will also represent and warrant to Parent that the Databases contain the names of current, former and potential customers of the Company and its subsidiaries and Personally Identifiable Information related thereto. The letter will also state that except as set forth therein, neither the Company nor any of its subsidiaries has, since January 1, 2002, sold, assigned, leased, transferred, permitted the use of or otherwise disclosed to any other Person any information contained in any of the Databases, including any Personally Identifiable Information, and all information contained in the Databases has been collected, used and maintained in accordance with all applicable privacy laws, including, without limitation, the provisions of the Children's Online Privacy Protection Act of 1998, as amended, and any similar federal, state or local online privacy laws. For purposes hereof and of the letter, the term "PERSONALLY IDENTIFIABLE INFORMATION" means information that can be used to identify or contact consumers, including, by way of illustration, their first and last name, physical address, e-mail address, Social Security number or telephone number.

         (x) DISCLOSURE. True and complete copies of all documents listed in the Company Disclosure Schedule have been made available or provided to Parent. The books of account, stock record books and other financial and corporate records of the Company and its subsidiaries, including the minute books of the Company's Stockholders and Board of Directors, all of which have been made available to Parent, are complete and correct in all material respects, including the maintenance of a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed with its management's authorizations and such books and records are accurately reflected in all material respects in the Company Filed SEC Documents.

         (y) SUPPLIERS. As of the date hereof, to the Company's knowledge, no current supplier whose products or services are material to the Company's business, has terminated or materially reduced or threatened to terminate or materially reduce its provision of products or services to the Company.

         SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Except as set forth on the disclosure schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates, with such disclosure to be applicable to other Sections or Subsections of this Agreement to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other Section or Subsection readily apparent) delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent and Sub represent and warrant to the Company as follows:

         (a) ORGANIZATION,  STANDING AND CORPORATE POWER. Each of Parent and Sub
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all requisite corporate power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a material adverse effect on Parent. Parent has made available to the Company true and complete copies of its Restated Articles of Incorporation and By-laws and the Certificate of Incorporation and By-laws of Sub, in each case as amended to the date of this Agreement.

         (b) INTENTIONALLY OMITTED.

         (c) AUTHORITY; NONCONTRAVENTION. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. The execution and delivery of this Agreement by Parent and Sub and the consummation of the transactions contemplated hereby and the compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the certificate of incorporation or by-laws of Parent or the certificate of incorporation or by-laws of Sub, (ii) any Contract to which Parent or Sub is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, results, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby or the compliance with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing with the SEC of all documents related to the Offer and the Merger required to be filed pursuant to the Exchange Act, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(4) filings with the Nasdaq and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

         (d) INTENTIONALLY OMITTED.

         (e) INTENTIONALLY OMITTED.

         (f) VOTING REQUIREMENTS. No vote of the holders of shares of Parent Common Stock or any other class or series of capital stock of Parent is necessary to approve or adopt this Agreement, the Merger or the other transactions contemplated hereby.

         (g) LITIGATION. As of the date of this Agreement, except as disclosed on all forms, reports, schedules, statements and other documents required to be filed with the SEC by Parent since February 1, 2001 (together with all information incorporated therein by reference, the "PARENT SEC DOCUMENTS"), there is no suit, claim, action, investigation or proceeding pending against or affecting Parent or any of its subsidiaries or any of their respective assets before or by any Governmental Entity that individually or in the aggregate could reasonably be expected to have a material adverse effect on Parent or Sub or prevent or materially impede or delay the consummation of the Merger and the other transaction contemplated by this Agreement nor is there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries that individually or in the aggregate could reasonably be expected to prevent or materially impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

         (h) BROKERS. No broker, investment banker, financial advisor or other person, other than Lehman Brothers, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

         (i) INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement.

         (j) COMPANY CAPITAL STOCK. As of the time immediately prior to the execution of this Agreement, each of Parent and Sub is not, nor at any time during the last three years has either been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL. As of the time immediately prior to the execution of this Agreement, each of Parent and Sub does not own (directly or indirectly, beneficially or of record) and is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than as contemplated by this Agreement).

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.01.     CONDUCT OF BUSINESS.

         (a) CONDUCT OF BUSINESS. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as specifically required or permitted by this Agreement, the Company shall, and shall cause its subsidiaries to, in all material respects, carry on their respective businesses, and continue all pricing, sales, receivables and payables practices, in the ordinary course consistent with past practice and comply with all Applicable Laws, rules and regulations in all material respects and use all commercially reasonable efforts to preserve their assets, brands, licenses and technology and their relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with them as they exist on the date hereof. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent, which consent shall not be unreasonably withheld or delayed, as set forth in Section 4.01(a) of the Company Disclosure Schedule, or as specifically required or permitted by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to take any of the following actions, provided, however, the Company shall not be required to obtain the consent of Parent to (i) the refinancing, sale-leaseback, modification, amendment or termination of that certain Construction Loan Agreement, dated August 6, 1999, by and between the Company and Allfirst Bank, or the related mortgage Note, dated August 6, 1999, from the Company to Allfirst Bank, respecting the Company's warehouse facility in Hanover, Pennsylvania

(collectively, the "ALLFIRST MORTGAGE"), provided that any such refinancing, sale-leaseback, modification, amendment or termination shall be consummated on terms substantially similar to those previously disclosed to Parent, and in the case of a sale-leaseback transaction, would not result in an annual rental in excess of $650,000 in the first five years following the sale-leaseback transaction, or (ii) the Company's reverse stock split to be effected to maintain the Company's listing on the Nasdaq National Market and any actions or transactions customarily associated therewith; provided that the Company shall use its commercially reasonable efforts to defer the date currently scheduled for such shareholders meeting until a date after the Closing Date, or (iii) the settlement of the class action lawsuits pending against the Company and identified in the Company Filed SEC Documents so long as the aggregate amount to be paid under any settlement does not exceed the Company's available insurance coverage applicable to such lawsuits:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities or (C) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities;

                  (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any Convertible Securities or any stock appreciation rights or other rights that are linked in any way to the price of Company Common Stock (other than the issuance of shares of Company Common Stock pursuant to the exercise of warrants or options outstanding as of the date of this Agreement and other than the issuance in the ordinary course of business consistent with past practice of up to an additional 75,000 shares of Company Common Stock, in the aggregate, and not more than 10,000 shares of Company Common Stock to any one employee, under the Company's Stock Plans pursuant to new grants of options or share purchase rights and such options or purchase rights will not vest or become exercisable sooner than the six month anniversary of the date of this Agreement);

                  (iii) amend or propose to amend its Certificate of Incorporation or By-laws (or similar organizational documents) other than any amendments necessary to effectuate the reverse stock split referred to above;

                  (iv) directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any assets constituting a business or any corporation, partnership, limited liability company, joint venture or association or other entity or division thereof, or any direct or indirect interest in any of the foregoing, or (B) any assets other than inventory or other immaterial assets in each case in the ordinary course of business consistent with past practice;

                  (v) directly or indirectly sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interest therein, except sales of Inventory, factoring of its accounts receivable and sales of immaterial assets, in each case in the ordinary course of business consistent with past practice;

                  (vi) (x) repurchase, prepay or incur any indebtedness for borrowed money or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred and letters of credit opened, in each case in the ordinary course of business consistent with past practice or (y) make any loans, advances (other than in respect of employee credit cards or travel expenses advanced to employees, in each case in the ordinary course of business) or capital contributions to, or investments in, any other person, other than the Company, or any direct or indirect wholly owned subsidiary of the Company;

                  (vii) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, in any manner inconsistent in any material respect with the Company's capital budget for 2003, a true and complete copy of which (including all back-up materials) has been provided to Parent prior to the date of this Agreement;

                  (viii) pay, discharge, settle or satisfy any material claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any materially adverse respect, or, subject to the terms hereof, fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

                  (ix) (A) enter into, modify, amend or terminate any Contract to which the Company or any subsidiary thereof is a party which if so entered into, modified, amended or terminated could be reasonably likely to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement, or (B) modify or amend that certain Loan and Security Agreement between the Company, as lead borrower, and Wells Fargo Retail Finance, LLC, dated as of September 24, 2001, as amended (the "SENIOR CREDIT FACILITY"), provided that the act of the Company obtaining a consent or waiver respecting any provision of the Senior Credit Facility shall not be deemed to be an amendment or modification of the Senior Credit Facility;

                  (x) enter into any Contract to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement could reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;

                  (xi) enter into any Contract containing any restriction on the ability of the Company or any of its subsidiaries to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent or any of its subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

                  (xii) (A) except as otherwise contemplated by this Agreement or as required to comply with Applicable Laws or any Contract, Company Benefit Plan or Company Benefit Agreement existing on the date of this Agreement, pay any material benefit not provided for as of the date of this Agreement under any Contract, Company Benefit Agreement or Company Benefit Plan, (B) adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any subsidiary thereof, (C) except as set forth in
         Section 4.01(a)(xii)(C) of the Company Disclosure Schedule, effect any increase in or modification of compensation payable to, any (i) officer or director of the Company or any subsidiary or (ii) any employee of the Company or any subsidiary except, with respect to such employees, in the ordinary course of business consistent with past practice, or
         (D) enter into any employment contract or arrangement with any officer or employee of the Company or any subsidiary other than at will arrangements that may be terminated without cost or charge upon not more than 30 days prior notice; provided, however, that no provision of this Section 4.01 shall prevent the Company, between the date of this Agreement and the Effective Time, with the consent of Parent (which consent shall not be unreasonably withheld) and in consultation with Parent, from implementing a program or programs having an aggregate value of up to $5,000 per employee or up to $250,000 in the aggregate for the purpose of retaining employees of the Company or its subsidiaries;

                  (xiii) except in the ordinary course consistent with past practice and except as required to comply with Applicable Laws or any provision of any Company Benefit Plan, Company Benefit Agreement or other Contract as in effect on the date of this Agreement or as otherwise contemplated by this Agreement, (A) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan, Company Benefit Agreement or other Contract or (B) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan or Company Benefit Agreement or other Contract;

                  (xiv) maintain insurance at levels materially less than current levels or otherwise in a manner inconsistent with past practice;

                  (xv) take any action (or omit to take any action) if such action (or omission) would or could reasonably be expected to result in
         (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or (C) any condition to the Merger set forth in Article VI not being satisfied;

                  (xvi) commence any suit, action or proceeding not in the ordinary course of business (excluding, without limitation, a suit, claim, action or proceeding in connection with the collection of accounts receivable, to enforce the terms of this Agreement or as a result of a suit, action or proceeding commenced against the Company or any of its subsidiaries);

                  (xvii) change its fiscal year, revalue any of its material assets or, except as required by generally accepted accounting principles, make any changes in accounting methods, principles or practices;

                  (xviii) engage in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to pre-Closing periods sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in post-Closing periods, (B) any practice which would have the effect of accelerating to pre-Closing periods collections of receivables that would otherwise be expected (based on past practice) to be made in post-Closing periods, (C) any practice which would have the effect of postponing to post-Closing periods payments by the Company or any of its subsidiaries that would otherwise be expected (based on past practice) to be made in pre-Closing periods or (D) any other promotional sales, discount activity or inventory overstocking or understocking, in each case in this clause (D) in a manner outside the ordinary course of business;

                  (xix) except as set forth in the Company's 2003 capital budget, enter into any lease for real property or open any new retail stores; or

                  (xx) authorize any of, or commit, resolve or agree to take any of the foregoing actions.

         (b) CERTAIN TAX MATTERS. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to, (i) prepare in accordance with Applicable Laws and, to the extent not inconsistent with Applicable Laws, the Company's past practice in preparing its tax returns, and timely file, all material tax returns ("COMPANY POST-SIGNING RETURNS") required to be filed by it, (ii) timely pay all taxes due and payable in respect of such Company Post-Signing Returns that are so filed and any other material amount of taxes that accrue before the Effective Time,
(iii) accrue a reserve in its books and records and financial statements in accordance with GAAP and the Company's past practice for all taxes payable by it for which no Company Post-Signing Return is due prior to the Effective Time,
(iv) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "ACTIONS") pending against or with respect to the Company or any of its subsidiaries in respect of any tax and not settle or compromise any such Action without Parent's prior written consent, which consent shall not be unreasonably withheld or delayed, (v) not make any material tax election without Parent's consent, and (vi) cause any and all existing tax sharing agreements, tax indemnity obligations and similar agreements, arrangements and practices with respect to taxes to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is otherwise bound to be terminated as of the Closing Date so that after such date neither the Company nor any of its subsidiaries shall have any further rights or liabilities thereunder.

         (c) ADVICE OF CHANGES; FILINGS. The Company shall (i) at the reasonable request of Parent, confer with Parent on a regular and frequent basis to report on operational matters and other matters reasonably requested by Parent and (ii) promptly advise Parent orally and in writing of any change or event that could reasonably be expected to have a material adverse effect on the Company. Upon obtaining knowledge thereof, the Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; provided, however, that no such notification shall affect the conditions to the obligations of the parties under this Agreement or be deemed to constitute a modification or any representation or warranty of the Company made herein. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

         (d) LITIGATION. The Company shall provide to Parent immediate written notice and copies of all pleadings and correspondence in connection with any suit, claim, action, investigation or proceeding before or by a Governmental Entity against the Company and/or its directors relating to the transactions contemplated by this Agreement.

         (e) TERMINATION OF AUTO LEASES. The Company shall use its best efforts to either (i) terminate all outstanding automobile leases for cars driven by officers of the Company, or (ii) assign all such leases to the applicable officer, in each case such that it has no further liability thereunder.

         SECTION 4.02. CONDUCT OF BUSINESS BY PARENT. During the period from the date of this Agreement to the Effective Time, Parent agrees that, except as consented to in writing by the Company or as specifically required or permitted by this Agreement:

         (a) CONDUCT OF BUSINESS. Parent shall use its commercially reasonable efforts to preserve intact its business in all material respects and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with it; provided, however, that nothing herein shall prevent Parent from selling, in a transaction or series of transactions, any assets that its Board of Directors determines is not strategically valuable to Parent and its business as then conducted or contemplated to be conducted following the Merger so long as no such transaction or series of transactions results in the sale or all or substantially all of Parent's assets.

         (b) DIVIDENDS. Except for dividends or distributions in connection with its rights plan, Parent shall not, and shall not permit any of its subsidiaries to declare or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by a direct or indirect wholly owned subsidiary of Parent to its parent.

         (c) LIQUIDATION. Parent shall not adopt a plan of complete or partial liquidation with respect to Parent or resolutions providing for or authorizing such a liquidation or a dissolution.

         (d) INTENTIONALLY OMITTED.

         (e) NO GENERAL AUTHORIZATION. Parent shall not, nor shall it permit any of its subsidiaries to, authorize any of, or commit, resolve or agree to take any of, the actions prohibited by paragraphs (a) through (d) of this Section 4.02.

         (f) ADVICE OF CHANGES. Parent shall promptly advise the Company orally and in writing of any change or event known to Parent that could reasonably be expected to have a material adverse effect on Parent.

         (g) INTENTIONALLY OMITTED.

         (h) CERTAIN TAX MATTERS. CERTAIN TAX MATTERS. During the period from the date of this Agreement to the Effective Time, the Parent shall, and shall cause each of its subsidiaries to, (i) prepare in accordance with Applicable Laws and, to the extent not inconsistent with Applicable Laws, the Parent's past practice in preparing its tax returns, and timely file, all material tax returns ("PARENT POST-SIGNING RETURNS") required to be filed by it, (ii) timely pay all taxes due and payable in respect of such Parent Post-Signing Returns that are so filed and any other material amount of taxes that accrue before the Effective Time, (iii) accrue a reserve in its books and records and financial statements in accordance with GAAP and the Parent's past practice for all taxes payable by it for which no Parent Post-Signing Return is due prior to the Effective Time, in each case only where such failure to prepare, file, pay or accrue would cause a material adverse effect on Parent's ability to consummate the transactions contemplated hereby.

         SECTION 4.03.  NO SOLICITATION.

         (a) From the date hereof until this Agreement has been terminated as provided herein, the Company shall not, nor shall it permit any of its subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries (the "COMPANY REPRESENTATIVES") to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with respect to, any Takeover Proposal; provided, however, that at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company or the Company Representatives may, in response to a bona fide written Takeover Proposal that such Board of Directors determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), and which Takeover Proposal was unsolicited and did not otherwise result from a breach of this
Section 4.03, and subject to compliance with Section 4.03(c) and (d), (x) furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement, provided that all such information is provided to Parent or has been previously provided to Parent, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.03(a) by the Company.

         The term "Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 10% or more of the total revenue, operating income, EBITDA or assets of the Company and its subsidiaries, taken as a whole, or (B) 10% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, any of the Company's subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (A) above, in each case other than the transactions contemplated by this Agreement.

         (b) Neither the Board of Directors of the Company nor any committee thereof shall, unless the Board of Directors or a committee thereof determines in good faith, after consulting with legal counsel, that the failure to take any such action set forth in this Section 4.03(b) would be reasonably likely to result in a breach of its fiduciary duties under Applicable Laws (i) (A) withdraw (or modify in a manner adverse to Parent or Sub) the recommendation by such Board of Directors or any such committee of this Agreement or the Merger,
(B) determine that this Agreement or the Merger is no longer advisable, (C) recommend that the stockholders of the Company reject this Agreement or the Merger, (D) recommend the approval or adoption of any Takeover Proposal or (E) resolve, agree or propose publicly to take any such actions (each such action set forth in this Section 4.03(b)(i) being referred to herein as an "ADVERSE RECOMMENDATION CHANGE"), (ii) adopt or approve any Takeover Proposal, or withdraw its approval of this Agreement, or resolve or agree to take any such actions, (iii) without limiting Section 4.03(b)(i), propose publicly to adopt or approve any Takeover Proposal or propose publicly to withdraw its approval of this Agreement, or resolve or agree to take any such actions, or (iv) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "ACQUISITION AGREEMENT") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.03(a)), or resolve or agree to take any such actions. Notwithstanding anything in this
Section 4.03 to the contrary, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal and that did not result from a breach of Section 4.03(a), cause the Company to terminate this Agreement pursuant to Section 7.01(f) and concurrently enter into a binding Acquisition Agreement containing the terms of a Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to Section 7.01(f), and any purported termination pursuant to Section 7.01(f) shall be void and of no force or effect, unless the Company shall have complied with all provisions of this Section 4.03, including the notification provisions in this Section 4.03, and with all applicable requirements of Sections 5.08(b) (including the payment of the Termination Fee (as defined in Section 5.08(b)) prior to or simultaneously with such termination); and provided further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to Section 7.01(f) until after the third business day following Parent's receipt of written notice (a "NOTICE OF SUPERIOR PROPOSAL") from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal and that such Board of Directors will, subject to any action taken by Parent pursuant to this sentence, cause the Company to accept such Superior Proposal, specifying the terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal shall require a new Notice of Superior Proposal and a new three business day period).

         The term "Superior Proposal" means any bona fide binding written offer not solicited by or on behalf of the Company and, subject to the Company's compliance with the provision of Section 4.03(e), received subsequent to the date hereof made by a third party that if consummated would result in such third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Company or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, that the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisor or other financial advisor of nationally recognized reputation) is reasonably likely to result in terms which are more favorable from a financial point of view to the Company's stockholders than the Merger, taking into account, among other things, any changes to the terms of this Agreement offered by Parent in response to such Superior Proposal or otherwise.

         (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.03, the Company promptly shall, but in any case within 48 hours, advise Parent in writing of any request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent material amendment or modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company shall keep Parent informed in all material respects on a timely basis of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

         (d) Nothing contained in this Section 4.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be reasonably likely to be inconsistent with Applicable Laws; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.03(b)(i) or 4.03(b)(ii).

         (e) The Company shall immediately cease existing discussions or negotiations with any persons conducted heretofore with respect to a Takeover Proposal.



                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01. PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS MEETING.

         (a) INTENTIONALLY OMITTED.

         (b) If a meeting of its Stockholders (the "STOCKHOLDERS MEETING") is required to effect the Merger, the Company shall prepare and file with the SEC a proxy statement relating to the meeting of the Company's Stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"). As promptly as practicable after comments are received from the SEC on the preliminary proxy materials and after the furnishing by the Company of all information required to be contained therein, the Company shall mail the Proxy Statement to its Stockholders.

         (c) If a Stockholders Meeting is required to effect the Merger, Parent shall supply the Company with the information pertaining to Parent required by the Exchange Act for inclusion or incorporation by reference in the Proxy Statement, which information will not, at the date mailed to Stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If before the Effective Time, any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company.

         (d) Parent shall vote (or consent with respect to) any shares of common stock of Sub beneficially owned by it, or with respect to which it has the power (by agreement, proxy, or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption of this Agreement at any meeting of the stockholders of Sub at which this Agreement shall be submitted for adoption and at all adjournments or postponements thereof (or, if applicable, by any action of the stockholders of Sub by consent in lieu of a meeting).

         SECTION 5.02. ADDITIONAL COMPANY REPORTS. The Company shall furnish to Parent copies of any Company SEC Documents which it files with the SEC on or after the date hereof, and the Company represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all respects, the financial position of the Company as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments).

         SECTION 5.03.  ADDITIONAL  PARENT REPORTS.  Parent shall furnish to the
Company copies of any Parent SEC Documents which it files with the SEC on or after the date hereof, and Parent represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all respects, the financial position of the Company as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments).

         SECTION 5.04.  ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) The Company shall, and shall cause each of its subsidiaries to, afford to Parent and to Parent's officers, employees, investment bankers, attorneys, accountants and other advisors and representatives reasonable and prompt access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to Parent on a prompt basis (i) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request (including the financial and tax work papers of Ernst & Young, LLP and Minken & Associates, PC), provided that Parent shall not unreasonably interfere with the Company's business operations and the Company may, in its discretion, limit Parent's access to the Company's merchandise buyers or designers or other employees whose work product the Company reasonably wishes to keep confidential.

         (b) Parent shall afford to the Company and to the Company's officers and employees access to its offices, banks and records during normal business hours during the period prior to the Effective Time or the termination of this Agreement at a level consistent with such access provided for due diligence purposes prior to the date of this Agreement.

         (c) Each of Parent and the Company (individually a "PARTY" and together, the "PARTIES") has learned and will learn from the other Party, its subsidiaries or affiliates (collectively, the "DISCLOSING PARTY"), from or through the Disclosing Party's employees, officers, directors, independent contractors, agents or representatives, confidential and/or proprietary information, both orally and in writing, concerning the intellectual property and/or business of the Disclosing Party and/or current or potential business operations and customers of the Disclosing Party, including, without limitation, trade secrets, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, tracings, diagrams, models, samples, flow charts, data, computer programs, source code, software, disks, diskettes, tapes, customer lists, customer addresses, products and services provided to specific customers, sales volumes, customer pricing, equipment specifications, locations and use, network configurations, capacities and capabilities, current or prospective relationship with vendors and independent contractors (including, without limitation, information regarding the types of products and services contracted for and the cost of such products and services to the Disclosing
Party), implementation of technology, data and programs, finance, sales, marketing, and development of internet, telecommunication and related technology and services. Such information, in whole or in part and whether or not specifically marked as "confidential" by the Disclosing Party, together with all analyses, compilations, programs, reports, proposals, studies, or any other documentation prepared by the other Party (the "RECEIVING PARTY") which contain or otherwise reflect or make reference to any of such information, are hereinafter referred to as "CONFIDENTIAL INFORMATION."

         (d) All Confidential Information is deemed proprietary to the Disclosing Party. Accordingly, each Receiving Party hereby agrees, as set forth below, to hold all Confidential Information of the Disclosing Party, whether furnished before, on or after the date of this Agreement, in the strictest confidence and not to disclose such information to anyone except as expressly permitted pursuant to this Agreement.

         (e) Each Party hereby agrees that Confidential Information will also include information that is not specifically encompassed in the definition thereof above, but that would reasonably be expected to be considered confidential by the Disclosing Party. Any issue as to the confidentiality expectations of the Disclosing Party regarding particular information shall be submitted to the Disclosing Party for determination. In addition, the Parties hereby agree that although Confidential Information is not required to be marked as such under this Agreement, some Confidential Information which is delivered to the Receiving Party hereunder may indeed be so marked.

         (f) Each Party acknowledges that each Disclosing Party claims its Confidential Information as its sole and exclusive property (or that such Disclosing Party is a valid licensee of such information) and that such Receiving Party shall not have any right, title, or interest in or to such Confidential Information except as expressly provided in this Agreement.

         (g) Each Receiving Party agrees to hold in the strictest confidence and not to disclose to anyone for any reason Confidential Information of the Disclosing Party; provided, however, that:

                  (i) such Confidential Information may be disclosed to the officers, directors, employees, agents, or representatives (collectively, "REPRESENTATIVES") of the Receiving Party on a "need to know" basis for the purpose of consummating the transactions contemplated hereby, on the condition that (i) each such Representative will be informed of the confidential nature of such Confidential Information and will agree to be bound by the terms of this Agreement and not to disclose such Confidential Information to any other person and (ii) each Party agrees to accept full responsibility for any breach of this agreement by that Party's Representatives; and

                  (ii) Confidential Information of the Disclosing Party may be disclosed by the Receiving Party upon the prior written consent of the Disclosing Party.

Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Merger and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and structure.

Each Receiving Party agrees, upon the request of the Disclosing Party given after any termination of this Agreement pursuant to the provisions of this
Section 5.04, to promptly deliver to the Disclosing Party (or, with the Disclosing Party's consent, destroy) the originals and all copies of the Disclosing Party's Confidential Information then in the Receiving Party's possession or control, including, without limitation, the portion of the Confidential Information that consists of analyses, compilations, programs, reports, proposals, studies, or other documentation prepared by a Receiving Party or its Representatives. Notwithstanding the foregoing, each Party's in-house counsel shall be entitled to maintain for litigation purposes one set of all Confidential Information for a period of three (3) years after the request referenced above.

         (h)  The  term   "CONFIDENTIAL   INFORMATION"   does  not  include  any
information which:

                  (i) is or becomes generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the Receiving Party);

                  (ii) is independently developed by the Receiving Party without breach of this agreement;

                  (iii) is lawfully received by the Receiving Party without restriction from a third party who obtained such information other than as a result of a breach of any confidentiality obligation to the Disclosing Party; or

                  (iv) is disclosed by the Receiving Party pursuant to judicial action or governmental regulations, provided that the Receiving Party uses its reasonable efforts to notify the Disclosing Party prior to such disclosure and the Receiving Party cooperates with the Disclosing Party, at the Disclosing Party's cost and expense, if the Disclosing Party elects legally to contest and avoid such disclosure.

         (i) The Parties acknowledge and agree that the rights being protected by the terms of this Section 5.04 are of a special, unique, unusual and extraordinary character, which gives them a particular value, and that the breach of any provision of this agreement may cause irreparable injury and damage to the nonbreaching Party. In the event of such irreparable injury, the nonbreaching Party shall be entitled to require specific performance of all of the acts and the undertakings required of the breaching Party hereunder and to obtain injunctive and other equitable relief in any court of competent jurisdiction to prevent the violation or threatened violation of any of the provisions of this Agreement which gave rise to, or may give rise to, such irreparable injury. Neither this Section 5.04 nor any exercise by the nonbreaching Party of its right to equitable relief or specific performance herein granted shall constitute a waiver by the nonbreaching Party of any other rights which it may have to damages or other relief.


         SECTION 5.05.  COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using all commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and
(iii) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, use all commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be required to agree or proffer to divest or hold separate, or take any other action with respect to, any of the material assets (whether tangible or intangible) or businesses of Parent and its subsidiaries, taken as a whole, or the Company and subsidiaries, taken as a whole, and the Company shall not, and shall not permit any of its subsidiaries to, take any such action with respect to any such assets or businesses without the express written consent of Parent. The Company and Parent shall provide such assistance, information and cooperation to each other as is reasonably requested in connection with the foregoing and, in connection therewith, shall notify the other person promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and shall supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

         (b) The Company agrees to provide, and will cause its subsidiaries and its and their respective officers, employees and advisors to provide, all cooperation reasonably necessary in connection with (i) the arrangement of any financing to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement and (ii) the matters set forth in Section 5.05(b) of the Company Disclosure Schedule. In addition, in conjunction with the obtaining of any such financing or otherwise, the Company agrees, at the request of Parent, (i) to call for prepayment or redemption, or to prepay, repurchase, redeem and/or seek to renegotiate, as the case may be, any then existing indebtedness for borrowed money of the Company; provided, however, that (x) no such prepayment, repurchase or redemption shall be required to be effective prior to the Effective Time and (y) Parent and its subsidiaries (other than the Company and its subsidiaries) shall provide to the Company on a timely basis all the consideration used in connection with such prepayment, repurchase or redemption

         SECTION 5.06.  COMPANY STOCK OPTIONS.

         (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) and the Board of Directors of Parent shall adopt such resolutions or take such other actions (if any), including, without limitation, the approval of the Stockholders pursuant to the Proxy Statement, as may be required to effect the following:

                  (i) Each Company Stock Option outstanding immediately prior to the Effective Time that is (a) vested and (b) exercisable for a share of Company Common Stock at an exercise price less than the Per Share Amount shall be, automatically and without further action of the holder thereof, deemed exercised on a net exercise basis (i.e., based on the difference between the Per Share Amount and the exercise price per share) and each share of Company Common Stock resulting from such net exercise shall be deemed outstanding for purposes of calculating the number of Outstanding Shares entitled to receive the Merger Consideration pursuant to the provisions of Section 2.01;

                  (ii) Each share of Company Common Stock subject to a Restricted Stock Award outstanding immediately prior to the Effective
         Time shall, be deemed outstanding for purposes of calculating the number of Outstanding Shares entitled to receive the Merger Consideration pursuant to the provisions of Section 2.01;

                  (iii) Each Company Stock Option outstanding immediately prior to the Effective Time that has not vested, but is exercisable for shares of Company Common Stock at an exercise price less than the Per Share Amount shall be amended and converted into an option to acquire, on the same terms and conditions (including vesting, limitations or transfer and exercisability) as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the product of (A) the number of shares of Company Common Stock underlying such Company Stock Option and (B) the Option Exchange Ratio (as defined below), at an exercise price for each share of Parent Company Stock (rounded to the nearest whole cent) determined by dividing (X) the per share exercise price for each share of Company Common Stock subject to such Company Stock Option, by (Y) the Option Exchange Ratio (as defined below) (each an, "ADJUSTED OPTION"); provided, however, that all Adjusted Options that result from the conversion (on a share-by-share basis as described above) of a single Company Stock Option to acquire two or more shares of Company Common Stock held by a single holder shall be aggregated and treated as a single Adjusted Option to purchase the aggregate number of shares (including fractional shares) of Parent Common Stock subject to all such Adjusted Options (with such result rounded to the nearest whole share). The term "OPTION EXCHANGE RATIO" means the quotient obtained by dividing (A) the Per Share Amount, by
         (B) $6.99.

                  (iv) Each holder of a Company Stock Option in respect of a share of Company Common Stock outstanding immediately prior to the Effective Time, whether vested or unvested, which has an exercise price per share of Company Common Stock that is greater than or equal to the Per Share Amount shall receive a notice from the Company at least twenty (20) days prior to the Closing Date indicating that all such options shall terminate at the Closing Date; provided, however, that during the period from the date on which such notice of termination is delivered to the Closing Date, each such holder shall have the right to exercise any such Company Stock Option, contingent upon the consummation of the Merger; and

                  (v) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger and the provisions of this Section 5.06.

         (b) The adjustments provided herein with respect to any Company Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Sections 422 and 424(a) of the Code and all regulations promulgated thereunder.

         (c) At the Effective Time, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans with respect to the Adjusted Options shall be obligations of Parent following the Effective Time.

         (d) At or prior to the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to at least the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Adjusted Options may remain outstanding.

         (e) Except as otherwise specifically provided by this Section 5.06 and except to the extent required under the respective terms of the Company Stock Options as in effect on the date of this Agreement, all restrictions or limitations on transfer with respect to Company Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

         (f) In addition to any method of exercise permitted under the applicable Company Stock Option, a holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

         SECTION 5.07.  INDEMNIFICATION, EXCULPATION AND INSURANCE.

         (a) Parent and Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions arising or occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, employees and agents of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) shall be assumed and performed by the Surviving Corporation, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. Parent and Sub agree that any existing indemnification agreements between the Company and any current or former director, officer, employee or agent of the Company or any of its subsidiaries shall be assumed and performed by the Surviving Corporation, without any further action, at the Effective Time and shall survive the Merger and continue in full force and effect in accordance with their terms.

         In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any subsidiary of the Company (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company or any subsidiary of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise or (ii) with respect to the directors and officers of the Company, the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party (or, with respect to the obligation in clause (ii) above, the directors and officers of the Company) against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement (collectively, "DAMAGES") in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Company, and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party (or, with respect to the obligation in clause (ii) above, the directors and officers of the Company), to the fullest extent permitted by applicable law. Notwithstanding the foregoing, indemnification and/or payment of expenses hereunder shall only be required to the extent that the Damages are not ultimately covered by insurance and actually paid to the Indemnified Party pursuant to such insurance coverage. For the avoidance of doubt, the advancement of expenses shall occur, if required hereunder, whether or not a determination has been made as to the availability of insurance coverage, and then, if a subsequent payment is made by the insurance carrier, those advanced expenses will be remitted back to Parent or Surviving Corporation, as the case may be, to the extent of such insurance payment.

         (b) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger,
(ii) transfers or conveys all or substantially all its properties and assets to any person or (iii) transfers, by means of a distribution, sale, assignment or other transaction, all of the stock of the Surviving Corporation or all or substantially all of its assets, to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent or the Surviving Corporation assumes the obligations set forth in this
Section 5.07, and in such event all references to the Surviving Corporation in this Section 5.07 shall be deemed a reference to such successor and assign.

         (c) For six years after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause to be maintained in effect the existing directors' and officers' liability insurance and fiduciary insurance policies with an amount of coverage not less than one hundred percent (100%) of the amount of existing coverage and with at least the same scope of the existing coverage, or policies that are no less favorable to the Indemnified Parties, and with an amount of coverage not less than one hundred percent (100%) of the amount of existing coverage, than the policies which are currently maintained by the Company, with respect to claims arising from facts or events which occurred at or before the Effective Time, so long as such policies are available for an annual premium which is no more than one hundred and fifty percent (150%) of the current annual premium for the existing policies; provided, that if such policies are not available for an annual premium of no more than one hundred and fifty percent (150%) of the current annual premium, then policies in an amount and scope as great as can be obtained for an annual premium of one hundred and fifty percent (150%) of the current annual premium shall be obtained.

         (d) The provisions of this Section 5.07 shall survive consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives. Parent shall cause the Surviving Corporation to comply with its obligations set forth in this Section 5.07.

         SECTION 5.08.  FEES AND EXPENSES.

         (a) Subject to the provisions of Section 8.12(a), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided that the payment of any such fees and expenses shall not be deemed to constitute a breach of any representation, warranty or covenant of the party making such payment contained herein.

         (b) If (i) (A) a Takeover Proposal has been made to the Company or its stockholders or any person has announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) or 7.01(b)(iii) and (C) within 12 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 5.08(b)(i)(C), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in
Section 4.03(a) except that all references in such definition to 10% shall be deemed references to 35%), (ii) this Agreement is terminated by the Company pursuant to Section 7.01(f) or (iii) this Agreement is terminated by Parent pursuant to Section 7.01(c), then the Company shall pay Parent a fee equal to $1,740,000 (the "TERMINATION FEE") by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by the Company pursuant to Section 7.01(f), prior to or simultaneously with such termination,
(y) in the case of a termination by Parent pursuant to Section 7.01(c), within two business days after such termination and (z) in the case of a payment as a result of any event referred to in Section 5.08(b)(i), upon the first to occur of such events. The Company acknowledges that the agreements contained in this
Section 5.08(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.08(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.08(b), the Company shall pay to Parent interest on the amounts set forth in this Section 5.06 at a rate per annum equal to three-month LIBOR (as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, in another authoritative source selected by Parent) on the date such payment was required to be made (or if no quotation for three-month LIBOR is available for such date, on the next preceding date for which such a quotation is available) plus 200 basis points (the "INTEREST RATE").

         SECTION 5.09. INFORMATION SUPPLIED. The Company covenants that none of the information included or incorporated by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date mailed to the Company's stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

         SECTION 5.10. EMPLOYEE BENEFIT MATTERS. Parent will, or will cause the Surviving Corporation to provide to each employee of the Company prior to the Merger that remains an employee of the Company after the Effective Time ("CONTINUING EMPLOYEES") with employee benefits that are substantially similar in the aggregate to the benefits provided to similarly situated employees of Parent. Parent may or may cause the Surviving Corporation to comply with the prior sentence by either (i) retaining the Company's Benefit Plans in their form or, in Parent's discretion, amending such plans as provided therein, or (ii) terminating such plans and enabling the Company's employees to participate in its employee benefit plans. To the extent permitted pursuant to Parent's plans, Parent will, or will cause the Surviving Corporation to: (1) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that the Continuing Employees may be eligible to participate in after the Effective Time to the extent waived or satisfied under the applicable corresponding Company Benefit Plan immediately prior to the Effective Time; (2) provide each Continued Employee with credit for purposes of satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Continued Employee is eligible to participate in after the Effective Time for any co-payments and deductibles paid under a corresponding Company Benefit Plan for the year in which the Effective Time occurs; and (3) provide each Continued Employee with credit for all purposes for all service with the Company and its affiliates under each employee benefit plan, program, or arrangement of the Parent or its affiliates in which such Continued Employee is eligible to participate to the extent such service was credited for similar purposes under similar Company Benefit Plans; provided, however, that in no event shall the Continuing Employees be entitled to any credit (A) under any defined benefit pension plan of Parent or its subsidiaries (other than the Surviving Corporation and its subsidiaries) or (B) to the extent that it would result in a duplication of benefits with respect to the same period of service.

         SECTION 5.11. PUBLIC ANNOUNCEMENTS. Unless otherwise required by Applicable Laws, Parent and Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         SECTION 5.12.  INTENTIONALLY OMITTED.

         SECTION 5.13.  INTENTIONALLY OMITTED.

         SECTION 5.14. REGULATORY FILINGS; REASONABLE EFFORTS. As soon as may be reasonably practicable, Company and Parent each will file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each will promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent will not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         SECTION 5.15. RIGHTS AGREEMENT. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(u)) necessary or desirable (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement if reasonably requested by Parent), if any, in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. If any "Distribution Date" or "Stock Acquisition Date" occurs under the Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Merger Consideration as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated hereby. Except in connection with a Takeover Proposal approved by the Company in accordance with Section 4.03, and after the termination of this Agreement under Section 7.01, and except as provided in this Section 5.15, the Company shall not (i) amend, modify or waive any provision of the Rights Agreement or (ii) take any action to redeem the Rights or render the Rights inapplicable to any transaction or than the Merger.

         SECTION 5.16. TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company out of its own funds.

         SECTION 5.17. SUPPORT AGREEMENT. The Company shall use its best efforts, on behalf of Parent and pursuant to the request of Parent, to cause each Company stockholder named on the signature pages to the Support Agreement to execute and deliver to Parent the Support Agreement concurrently with the execution of this Agreement.

         SECTION 5.18.  INTENTIONALLY OMITTED.

         SECTION 5.19. SHAREHOLDER LITIGATION. The parties to this agreement shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent's prior written consent, which consent shall not be unreasonably withheld.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligation of each party to effect the Merger is subject to the satisfaction, or to the waiver by such party, on or prior to the Closing Date of the following conditions:

         (a) STOCKHOLDER APPROVAL. The Stockholder Approval shall have been obtained.

         (b) PROXY STATEMENT. If a Proxy Statement is to be utilized, no stop order or similar proceeding in respect of the Proxy Statement shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

         (c) ANTITRUST. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation shall have been terminated or shall have expired.

         (d) NO INJUNCTIONS OR LEGAL RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "LEGAL RESTRAINTS") that has the effect of preventing the consummation of the Merger shall be in effect.

         (e) INTENTIONALLY OMITTED.

         SECTION 6.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligation of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following additional conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein that are qualified as to materiality or material adverse effect shall be true and correct, and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect, with such exceptions as specifically identified and described in reasonable detail in such certificate.

         (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

         (c) INTENTIONALLY OMITTED.

         (d) NO LITIGATION.

                  (i) There shall not be pending any suit,  action or proceeding brought by any Governmental Entity seeking (A) to restrain or prohibit the consummation of the Merger, (B) to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger, (C) to prohibit Parent or any of its affiliates from effectively controlling in any material respect a material portion of the business or operations of the Company or its subsidiaries, or (D) to impose material limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company.

                  (ii) There shall not be pending any suit, action or proceeding brought by any third party (other than a Governmental Entity) against the Company or any of its subsidiaries that could reasonably be expected to succeed except for suits, actions or proceedings that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

         (e) LEGAL RESTRAINT. No Legal Restraint that has the effect of granting or implementing any relief referred to in clauses (B), (C) or (D) of paragraph
(d)(i) of this Section 6.02 shall be in effect.

         (f) CONSENTS. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained all consents, approvals, authorizations, qualifications and orders of Governmental Entities required in connection with this Agreement and the transactions contemplated by this Agreement (including consents to assignments of material contracts and material Intellectual Property) except for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to (A) restrain or prohibit the consummation of the Merger or (B) prohibit or limit in any material respect the ownership or operation or effective control by Parent of a material portion of the business, operations or assets of the Company and its subsidiaries, taken as a whole as in existence on the date of this Agreement (other than with respect to assets disposed of in the ordinary course of business).

         (g) DEMANDS FOR PAYMENT. Demands for payment of cash in respect to Appraisal Shares shall not have been received with respect to more than 5% of the outstanding shares of Company Common Stock.

         (h) RIGHTS PLAN. The provisions of the Company Rights Agreement and the Rights shall not apply to Parent, Sub or any of their Affiliates, individually or taken together, as a result of this Agreement, the Support Agreement or the transactions contemplated hereby or thereby, or to the Merger, and all Company Rights issued thereunder shall, immediately prior to the Effective Time, be canceled, void and of no further force or effect.

         (i) ALTERNATIVE OPTIONS. The Board of Directors of the Company or the committee(s) thereof appointed to administer the Company Stock Plans, as applicable, shall have made a determination with respect to each of the Company Stock Plans that the Adjusted Options to be issued in replacement of certain of the outstanding Company Stock Options are "Alternative Options" as defined in the Company Stock Plans; provided, however that, such determination shall not affect the acceleration of vesting of Company Stock Options to the extent that accelerated vesting is provided for under an option agreement, employment agreement or similar agreement in effect on the date of this Agreement.

         (j) NO DEFAULT UNDER SENIOR CREDIT FACILITY. The Senior Credit Facility shall not have been terminated or the indebtedness thereunder accelerated without the Company having entered into a replacement credit facility on substantially similar terms and conditions.

         (k) NON-EXERCISE OF PUT OPTION AGREEMENT. The put granted to certain security holders of the Company pursuant to that certain Put Option Agreement dated May 12, 2003 shall not have been exercised.

         (l) OPINION OF COUNSEL. Parent shall have received an opinion from the law firm of Proskauer Rose LLP, counsel to the Company, effective as of the Closing Date, reasonably satisfactory to Parent as to such matters as are customarily the subject of an opinion to the acquiring company by counsel for the acquired company in similar transactions.

         (m) EMPLOYMENT RELATED AGREEMENTS. The individuals specified in Section 6.02(m) of the Company Disclosure Schedule shall have entered into (i) termination agreements and releases substantially in the form of Annexes C-1, C-2 and C-3, as applicable, to this Agreement, (ii) employment or consulting agreements substantially in the form of Annexes D-1, D-2 or D-3, as applicable, to this Agreement, (iii) confidentiality and non-competition agreements substantially in the form of Annexes H-1, H-2 and H-3, and (iv) mutual and general releases substantially in the form of Annexes I-1, I-2 and I-3.

         SECTION 6.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub contained herein that are qualified as to materiality or material adverse effect shall be true and correct, and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer of Parent to such effect, with such exceptions as specifically identified and described in reasonable detail in such certificate.

         (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or chief financial officer of Parent to such effect.

         (c) OPINION OF COUNSEL. The Company shall have received an opinion from the law firm of KMZ Rosenman, counsel to Parent, dated the Closing Date, reasonably satisfactory to the Company, as to such matters as are customarily the subject of an opinion to the acquired company by counsel for the acquiring company in similar transactions.

         (d) OPINION OF FINANCIAL ADVISOR. The Company shall have received from The Peter J. Solomon Company, LLC an opinion reasonably acceptable to the Company, dated as of the date of this Agreement, to the effect that the consideration to be received by the holders of the Company Common Stock in the Merger is fair, from a financial point of view; and

         (e)  EMPLOYMENT/CONSULTING  ARRANGEMENTS.  The individuals specified in
Schedule 6.03(e) shall have entered into employment or consulting agreements substantially in the form of Annexes D-1, D-2 or D-3, as applicable, to this Agreement.

         (f) NO LITIGATION.

                  (i) There shall not be pending any suit,  action or proceeding brought by any Governmental Entity seeking (A) to restrain or prohibit the consummation of the Merger, (B) to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger, (C) to prohibit Parent or any of its affiliates from effectively controlling in any material respect a material portion of the business or operations of the Company or its subsidiaries, or (D) to impose material limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company.

                  (ii) There shall not be pending any suit, action or proceeding brought by any third party (other than a Governmental Entity) against the Parent or any of its subsidiaries that could reasonably be expected to succeed except for suits, actions or proceedings that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Parent.

         (g) LEGAL RESTRAINT. No Legal Restraint that has the effect of granting or implementing any relief referred to in clauses (B), (C) or (D) of paragraph
(f)(i) of this Section 6.03 shall be in effect.

         (h) CONSENTS. Company shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained all consents, approvals, authorizations, qualifications and orders of Governmental Entities required in connection with this Agreement and the transactions contemplated by this Agreement (including consents to assignments of material contracts and material Intellectual Property) except for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to (A) restrain or prohibit the consummation of the Merger or (B) prohibit or limit in any material respect the ownership or operation or effective control by Parent of a material portion of the business, operations or assets of the Company and its subsidiaries, taken as a whole as in existence on the date of this Agreement (other than with respect to assets disposed of in the ordinary course of business).


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.01. TERMINATION. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained and whether before or after adoption of this Agreement by the stockholder of Sub:

         (a) by mutual written consent duly authorized by the boards of directors of each of Parent, Sub and the Company;

         (b) by either Parent or the Company:

                  (i) if the Offer shall not have been consummated by January 31, 2003;

                  (ii) if any Legal Restraint set forth in Section 6.01(d) shall be in effect and shall have become final and nonappealable; or

                  (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor;

         (c) by Parent in the event (i) an Adverse Recommendation Change has occurred in accordance with Section 4.03(b)(i) or (ii) the Board of Directors of the Company or any committee thereof shall have failed to confirm its recommendation and declaration of advisability of this Agreement and the Merger within 15 business days after a written request by Parent that it do so if such request is made following the making of a Takeover Proposal;

         (d)  by  Parent  if  the  Company   shall  have  breached  any  of  its
representations, warranties or covenants contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b), and has not been or is incapable of being cured by the Company within ten business days after its receipt of written notice thereof from Parent;

         (e)  by  the  Company  if  Parent  shall  have   breached  any  of  its
representations, warranties or covenants contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b), and has not been or is incapable of being cured by Parent within ten business days after its receipt of written notice thereof from the Company;

         (f) by the Company in accordance with, and subject to the terms and conditions of, Section 4.03(b); or

         (g) INTENTIONALLY OMITTED.

         SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), Section 3.02(h), Section 5.04, Section 5.08, this
Section 7.02 and Article VIII, which provisions shall survive any termination of this Agreement; provided, however, that no such termination shall relieve any party hereto from any liability or damages resulting from a material and intentional breach by a party of any of its representations, warranties or covenants set forth in this Agreement.

         SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained and whether before or after adoption of this Agreement by the stockholder of Sub; provided, however, that after such approval or adoption has been obtained, there shall be made no amendment that by law requires further approval or adoption by stockholders without such further approval or adoption. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Stockholder Approval has been obtained or after adoption of this Agreement by the stockholder of Sub, there shall be made no waiver that by law requires further approval or adoption by stockholders without such further approval or adoption. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations or warranties, shall survive the Effective Time. This Section 8.01 shall not limit this Article VIII or any covenant or agreement of the parties which by its terms applies, or is to be performed in whole or in part, after the Effective Time.

         SECTION 8.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to Parent or Sub, to:

         Alloy, Inc.
         151 West 26th Street, 11th Floor
         New York, NY 10001
         Attention:  Chief Executive Officer

         with copies to:

         Alloy, Inc.
         151 West 26th Street, 11th Floor
         New York, NY 10001
         Attention:  General Counsel

         and

         Katten Muchin Zavis Rosenman
         1025 Thomas Jefferson Street, NW
         Suite 700 East Lobby
         Washington, DC  20007
         Attention:  Richard M. Graf
         if to the Company, to:

         dELiA*s Corp.
         435 Hudson St.
         New York, NY 10014
         Attention:  General Counsel

         with a copy to:

         Proskauer Rose LLP
         1585 Broadway
         New York, NY 10036-8299
         Attention:  Jeffrey A. Horwitz, Esq.

         SECTION 8.03.  DEFINITIONS.  For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) "material adverse effect" or "material adverse change" means, when used in connection with the Company or Parent, as the case may be, any state of facts, change, development, effect, condition or occurrence that could reasonably be expected to be material and adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole, or to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement, other than, in any case, any state of facts, change, development, event, effect, condition or occurrence (i) resulting from changes in the United States economy or the United States securities markets in general; or (ii) resulting from changes in the industries in which the Company or Parent, as the case may be, operates and not specifically relating to the Company or Parent, as the case may be; (iii) resulting from any litigation or loss of current or prospective customers, employee or revenues that the party against which the material adverse effect or material adverse change is sought to be enforced successfully bears the burden of proving arose from the entering into of this Agreement; provided, however, that in no event shall a decrease in the trading price of Company Common Stock or Parent Common Stock, or litigation relating thereto, be considered a material adverse effect or material adverse change; or (iv) resulting from any lack of liquidity that the Company experiences by reason of Parent's unreasonable refusal to consent to any action relating to alternative sources of liquidity that the Company proposes to enter into pursuant to Section 4.01.

         (c) "person" means an individual, corporation, partnership, joint venture, association, trust, limited liability company, Governmental Entity, unincorporated organization or other entity; and

         (d) a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

         (e) "Stockholders" means all persons owning any shares of Company Common Stock.

         SECTION 8.04. INTERPRETATION. When a reference is made in this Agreement to a Section, Subsection, Exhibit, Annex or Schedule, such reference shall be to a Section or Subsection of, or an Exhibit, Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

         SECTION 8.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts (including telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 8.06. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Sections 5.06 and
5.07 of this Agreement, are not intended to confer upon any person other than the parties hereto and thereto (and their respective successors and assigns) any rights or remedies. In furtherance of the foregoing, the provisions of Section
5.04 are specifically intended to modify, amend, supersede and replace in their entirety the terms and provisions the Confidentiality Agreements between Parent and the Company dated as of November 27, 2002, and June 5, 2003 (the "CONFIDENTIALITY AGREEMENTS") and the Confidentiality Agreements are hereby terminated effective as of the date of this Agreement.

         SECTION 8.07. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 8.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of the other parties hereto, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

         SECTION 8.09. CONSENT TO JURISDICTION. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (a) any Delaware State court and (b) any Federal court of the United States of America sitting in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by Applicable Laws, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) any Delaware Court of Chancery or (b) any Federal court of the United State of America sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 8.10. WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by Applicable Laws, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.10.

         SECTION 8.11. ENFORCEMENT. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware Court of Chancery or any Federal court of the United States of America sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 8.12.  FEES AND EXPENSES.

         (a) Except as set forth in this Section 8.12, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred (i) in relation to the printing and mailing of the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto or (ii) for the premerger notification and report forms under the HSR Act.

         (b) TERMINATION.  If Parent shall terminate this Agreement  pursuant to
Section 7.01(d), then Company shall promptly reimburse Parent for Parent's documented out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated hereby.

         (c)  FAILURE  TO  PAY....Each  of the  parties  acknowledges  that  the agreements contained in this Section are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if either of the parties fails to pay in a timely manner the amounts due pursuant to this Section and, in order to obtain such payment, the other party makes a claim that results in a judgment against the first party for the amounts set forth in this Section, the first party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the applicable amounts at the Interest Rate in effect on the date such payment was required to be made. Payment of the fees or the reimbursement of expenses described in this Section shall not be in lieu of damages incurred in the event of intentional breach of this Agreement.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                               ALLOY, INC.

                               By:      /s/ Matthew C. Diamond
                                        ----------------------------------------
                                        Name: Matthew C. Diamond
                                        Title:  Chief Executive Officer

                               DODGER ACQUISITION CORP.

                               By:      /s/ Samuel A. Gradess
                                        ----------------------------------------
                                        Name: Samuel A. Gradess
                                        Title:  Treasurer

                               DELIA*S CORP.

                               By:      /s/ Stephen I. Kahn
                                         ---------------------------------------
                                        Name:
                                        Title:

                                     ANNEX B

                               CONDITIONS TO OFFER


         Notwithstanding any other provisions of the Offer, the Purchaser which will be Sub or another direct or indirect wholly owned subsidiary of Parent shall not be required to accept for payment or pay for, or may delay the acceptance for payment of or payment for, tendered shares, or may terminate or amend the Offer if fewer than a majority of the shares are validly tendered and not withdrawn prior to the Expiration Date or if on or after the commencement date of the Offer, and at or before the time of payment for shares (whether or not any shares have theretofore been accepted for payment or paid for pursuant to the Offer), any of the following events shall occur:

                  (a) there shall have occurred any (1) general  suspension  of, or limitation on prices for, trading in securities on the New York Stock Exchange, Inc. or the Nasdaq for any five trading days out of any twenty consecutive trading days; (2) declaration of a banking moratorium or suspension of payments in respect of banks in the United States or any general limitation by United States federal or state authorities (whether or not mandatory) on the extension of credit by lending institutions, which limitation materially affects the Purchaser's ability to pay for the shares; or (3) commencement of a war, armed hostilities or other national calamity involving the United States which, in Parent's judgment, is reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole or Purchaser's ability to consummate the Offer;

                  (b) there shall have occurred (1) any breach by the Company of any of its representations, warranties or covenants contained in the Acquisition Agreement which would have a material adverse effect on the value of the Company and its subsidiaries taken as a whole or the Company's shares or (2) any breach by the Company of any of its covenants in the Acquisition Agreement.

                  (c) any order shall have been entered in any action or proceeding before any federal or state court or governmental agency or other regulatory or administrative agency or commission, or a preliminary or permanent injunction by any federal or state court of competent jurisdiction by any federal or state court of competent jurisdiction in the United States shall have been issued and remain in effect which would have the effect of (1) making the purchase of, or payment for, some or all of the shares pursuant to the Offer or the Merger illegal, (2) otherwise preventing consummation of the Offer or the Merger, (3) imposing limitations on the ability of the Purchaser or Parent effectively (A) to acquire, hold or operate the business of the Company and its subsidiaries taken as a whole or (B) to exercise full rights of ownership of the shares acquired by it, including, but not limited to, the right to vote the shares purchased by it on all matters properly presented to the Stockholders of the Company, which, in either case, would effect a material diminution in the value of the Company and its subsidiaries taken as a whole or the Company's shares, or (4) imposing material financial burdens on Parent as a result of the Purchaser's acquisition of shares over and above (A) the purchase price for said shares, and (B) the actions contemplated by the Acquisition Agreement; provided, that prior to terminating as a result of the entry of any such order, Purchaser shall use its commercially reasonable efforts to have such order lifted or overturned;

                  (d) there shall have been any federal or state statute, rule or regulation enacted or promulgated on or after the date of the Offer that could reasonably, directly or indirectly, result in any of the material adverse consequences referred to in clauses (1), (2), (3) or
         (4) of paragraph (c);

                  (e) a tender or exchange offer for any shares shall have been made or publicly proposed to be made by another person, or it shall have been publicly disclosed or the Purchaser shall have learned that
         (1) any person, entity or "group" (as the term is used in Section 13(d)(3) of the Exchange Act) shall have acquired, or proposed to acquire, more than 20% of any class or series of capital stock of the Company, or shall have been granted any option or right, conditional or otherwise, to acquire more than 20% of any class or series of capital stock of the Company, (2) any new group shall have been formed which beneficially owns more than 20% of any class or series of capital stock of the Company, (3) any person, entity or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a tender offer or exchange offer for any shares or a merger, consolidation or other business combination with or involving the Company or (4) any person shall have filed a Notification and Report Form under the HSR Act reflecting an intent to acquire the Company or assets or securities of the Company; provided, that if Purchaser terminates the Offer in such event, it shall reimburse the Company for the expenses reasonably and actually incurred in connection with the negotiation and consummation of the transactions contemplated by the Acquisition Agreement;

                  (f) any change shall have occurred in the assets, financial condition or business of the Company and its subsidiaries taken as a whole, which is materially adverse to the Company; or

                  (g) Parent or Purchaser shall have reached an agreement or understanding in writing with the Company providing for termination of the Offer.

The foregoing conditions are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to such condition or may be waived by the Purchaser in whole or in part at any time and from time to time in its sole discretion. Any determination by the Purchaser concerning any event described above shall be final and binding upon all parties.